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                                                                   Exhibit 10.15


                        INCENTIVE COMPENSATION AGREEMENT

                THIS INCENTIVE COMPENSATION AGREEMENT ("Agreement"), is made and entered into effective as of December 31, 2000, by and between BELL & HOWELL COMPANY (the "Company"), and JAMES ROEMER (the "Employee").

                                    RECITALS:

                WHEREAS, the Company recognizes the value of the services performed and to be performed by Employee and wishes to encourage his continued employment;

                WHEREAS, the Company wishes to provide the benefits described herein to Employee; and

                WHEREAS, Employee desires to accept such benefits as consideration for his continuing performance of services for the Company;

                NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, and intending to be legally bound hereby, the Company and Employee agree as follows:

        Section 1. Incentive Compensation.

                (a) Continuous Employment through December 31, 2003. If Employee remains in the continuous employment of the Company at all times from the effective date of this Agreement through and including December 31, 2003, the Company will credit to an account (the "Deferral Account") set up in Employee's name under the Bell & Howell Executive Deferred Compensation Plan (the "Plan"), not later than March 31, 2004, an amount (the "Mirror Cash Payment") equal to the product of (i) the

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Price Appreciation, multiplied by (ii) the Reference Shares. For purposes of this Agreement, the "Price Appreciation" means the excess, if any, of (1) the closing price per share of the Company's Common Stock, in consolidated reporting for securities listed on the New York Stock Exchange, as reported in the Wall Street Journal, on December 31, 2003 (or the immediately preceding trading day if the shares are not traded on such day), over (2) $16.50 per share. The "Reference Shares" means the product of (1) 406,250, multiplied by (2) the Performance Percentage. The "Performance Percentage" shall mean the percentage calculated in accordance with the following table based on the highest Stock Price Target (as determined below) achieved with respect to the Company's Common Stock at any time during the period beginning January 1, 2001, and ending December 31, 2003:

                  Stock Price              Performance
                    Target                 Percentage
                  -------------------------------------
                  Less than  $21.30             0%
                  $21.30 to $24.329            20%
                  $24.33 to $27.649            40%
                  $27.65 to $31.249            60%
                  $31.25 to $35.149            80%
                  $35.15 or higher            100%

For purposes of this Agreement, a "Stock Price Target" will be deemed to have been achieved at a particular level only if the closing price per share of the Company's Common Stock, in consolidated reporting for securities listed on the New York Stock Exchange, is within the price range specified in the table above for such level for not less than 60 trading days during any period of 90 consecutive trading days, as reported in the Wall Street Journal. The Company and Employee agree that the first $3,000,000 of any Mirror Cash Payment creditable to Employee's Deferral Account under this Agreement shall be considered an

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award in recognition of completing the Company's divestiture of its Imaging division. It is understood and agreed between the parties that in the event the Imaging division is not disposed of by the Company on or before December 31, 2003, the amount of the Mirror Payment shall be reduced, but not below zero, by $3,000,000.

                (b) Termination of Employment prior to January 1, 2004. In the event of Employee's termination of employment with the Company or any subsidiary for any reason at any time after the effective date of this Agreement and prior to January 1, 2004, Employee shall not be entitled to have any amounts credited to his Deferral Account pursuant to this Agreement from and after the effective time of any such termination of employment.

                (c) Change of Control prior to January 1, 2004. In the event of a Change of Control of the Company at any time after the effective date of this Agreement but prior to January 1, 2004, provided Employee remains in the continuous employment of the Company from the effective date of this Agreement through and including the effective date of such Change of Control, the Company will credit Employee's Deferral Account as of the effective date of such Change of Control with an amount equal to the product of (i) the Price Appreciation, multiplied by (i) the Reference Shares. For purposes of this Section 1(c), "Change of Control" shall have the same meaning as set forth in Section 2(e) of the Nonqualified Stock Option entered into between the Company and Employee dated as of December 31, 2000 (the "Option Agreement"). In the event of such a Change of Control, "Price Appreciation" shall have the same meaning as set forth in Section 1(a) hereof, except that (A) the closing price of the Company's Common Stock as of the consummation of such Change of Control shall be substituted for the value as of December 31, 2003, and (B) the "Performance Percentage" shall mean the higher of (x) the Performance Percentage

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determined based on the highest Stock Price Target achieved with respect to the
Company's Common Stock at any time during the period beginning on January 1, 2001, and ending on the effective date of the Change of Control, or (y) the Performance Percentage determined as if the Stock Price Target was deemed to have been reached at an amount equal to the fair market value of the aggregate consideration paid with respect to a share of the Company's Common Stock in connection with such Change of Control. In the event of a Change of Control of the Company prior to January 1, 2004, this Section 1(c) shall be the exclusive provision under this Agreement for determining the amount to be credited to Employee's Deferral Account, it being understood that following such Change of Control, no additional amounts shall be credited to Employee's Deferral Account under any of the remaining provisions of this Section 1. In the event of a Change of Control, in the absence of a deferral election under Section 10 of the Plan, Employee shall be entitled to a lump sum payment of the amounts credited to his Deferral Account under this Section 1(c) at the time and in the manner provided in Section 10 of the Plan.

        Section 2. Payments.

        Employee's right to receive payment of any amounts credited to his Deferral Account under Section 1 hereof shall be payable at the time or times, in such manner, and subject to such conditions or restrictions, as are set forth in the Plan. Notwithstanding anything to the contrary in this Agreement or in the Plan, the Company and Employee may agree that in lieu of the credit to Employee's Deferral Account under Section 1 hereof, the Company's obligations hereunder may be satisfied by the delivery of shares of Company Common Stock, an option to purchase shares of Common Stock, or a combination thereof, as may be agreed to between the parties.

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        Section 3. Miscellaneous.

                (a) Entire Agreement; Amendment; Termination. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements or understandings, either oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement cannot be amended, modified or supplemented in any respect, except as otherwise expressly permitted hereunder or by a subsequent written agreement entered into by both parties. No waiver of any provision of this Agreement shall be valid unless it is in writing.

                (b) No Obligation. Nothing contained herein will be construed to be a contract of employment for any term, nor as conferring upon Employee the right to continue in the employ of the Company in his present capacity, or in any other capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for Employee's services, which compensation is payable only as provided herein and in the Plan, and is not intended to be an employment contract.

                (c) No Assignment. No right or interest in Employee's Deferral Account under this Agreement or under the Plan shall be assignable or transferable, and no right or interest of Employee in this Agreement shall be subject to any lien, obligation or liability of Employee.

                (d) Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

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                (e)     Binding Effect. This Agreement shall be binding upon the
Company, Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns. Any rights given or duties imposed upon the estate of Employee upon his death shall inure to the benefit of and be binding upon the fiduciary of the decedent's estate in his fiduciary capacity.

                (f) Governing Law. This Agreement and all actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

                (g) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this agreement and shall not be considered in the interpretation of this option.

                (h) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

                (i) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by e-mail or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Employee shall be addressed to such address or addresses as may have been furnished by such party in writing to the other.

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                IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this option, all as of the date first above written.

                                         BELL & HOWELL COMPANY

                                         By
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                                                William Oberndorf
                                                Chairman, Compensation Committee
                                                Board of Directors
                                                Bell & Howell Company

                                         By
                                           -------------------------------------
                                                Linda Longo-Kazanova
                                                Vice President, Human Resources

                                        EMPLOYEE

                                        -------------------------------------
                                                James Roemer

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